SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tri-Tech Holding Inc.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5D, Tower A, 2 Building Business Center Jinyuan Shidai,

No. 2 East Road Landianchang, Haidian District,

Beijing, People’s Republic of China 100097

(+86-10) 8887 6366

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:    333-158393

Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Ordinary Shares to be registered hereunder is contained in the section entitled “Description of Share Capital” of the Prospectus included in the Registrant’s Registration Statement on Form S-1, No. 333-158393 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on April 3, 2009 and as amended on June 8, 2009 and July 9 and 31, 2009. The section containing this description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Articles of Association of the Registrant(1)

3.2	Amended and Restated Memorandum of Association of the Registrant(2)

4.1	Specimen Stock Certificate of the Registrant(3)

(1)	Incorporated by reference to Exhibit 3(i).1 to the Registrant’s Registration Statement dated July 9, 2009 on Form S-1 (333-152964)
(2)	Incorporated by reference to Exhibit 3(ii).1 to the Registrant’s Registration Statement dated July 9, 2009 on Form S-1 (333-152964)
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated July 31, 2009 on Form S-1 (333-152964)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Tri-Tech Holding Inc.

By:	/s/ Warren Zhao
Warren Zhao Chief Executive Officer

Dated: August 3, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Articles of Association of the Registrant(1)

3.2	Amended and Restated Memorandum of Association of the Registrant(2)

4.1	Specimen Stock Certificate of the Registrant(3)

(1)	Incorporated by reference to Exhibit 3(i).1 to the Registrant’s Registration Statement dated July 9, 2009 on Form S-1 (333-152964)
(2)	Incorporated by reference to Exhibit 3(ii).1 to the Registrant’s Registration Statement dated July 9, 2009 on Form S-1 (333-152964)
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated July 31, 2009 on Form S-1 (333-152964)